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                                                                   EXHIBIT 10.4

               SCHEDULE OF OUTSIDE DIRECTORS' ANNUAL COMPENSATION
                           (EFFECTIVE JANUARY 1, 2004)

Component

Board Retainer

     Presiding Director                 $125,000 ($31,250 per calendar quarter)

     All Other Directors                $70,000 ($17,500 per calendar quarter)


Committee Chair Retainer

     Audit Committee Chair              $15,000 ($3,750 per calendar quarter)

     Other Committee Chairs             $5,000 ($1,250 per calendar quarter)


ODEPP Stock Unit Accruals*              $70,000


Meeting Fees (Board or Committee)**

     Attended Meeting                   $1,700

     Telephonic Meeting                 $1,000


*Under the Outside Directors Equity Participation Plan (the "Plan"), on the first business day of each calendar quarter each director will have $17,500 accrued to his or her plan account. Amounts accrued are converted into units equivalent in value to shares of Common Stock at the fair market value on the accrual date. Each director may also choose to have 25%, 50%, 75% or 100% of his or her retainer and meeting fees deferred and converted into share equivalents under the Plan.

**Meeting fees only apply for total meetings attended in excess of 24 per year.